UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 3, 2008

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

FLORIDA                                000-30932                 13-4172059
-------                                ---------                 ----------
(STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
OF INCORPORATION)                                              IDENTIFICATION)


             335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142

                                      N/A

         (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 3, 2008, the Issuer (the "Company") completed a transaction whereby it issued $6.0 million of 9% convertible debentures (the "Debentures") to six
(6) accredited investors under Rule 506 of Regulation D.

The Debentures are for a term of three (3) years and are convertible into shares of the Company's common stock at the option of the holder by dividing the principal amount of the Debenture to be converted by $0.25. The Debentures earn interest at a rate of 9% per annum payable in cash or in shares of the Company's common stock at the option of the holder. If the Holder elects to receive interest in shares of common stock, the number of shares of common stock to be issued for interest shall be determined by dividing accrued interest by $0.25. Subject to the holder's right to convert, the Company has the right to redeem the Debentures at a price equal to one hundred and ten percent (110%) multiplied by the then outstanding principal amount plus unpaid interest to the date of redemption. Upon maturity, the debenture and interest is payable in cash or common stock at the option of the Holder. The Debentures contain customary price adjustment protections.

The Company has provided the Debenture holders with cost free registration rights whereby the Company has agreed to use its best efforts to file a registration statement for the shares underlying the Debentures within one hundred twenty (120) days of closing.

From the proceeds, the Company has elected to repay $2.2 million, the principal portion only, of a previously issued promissory note to Ledelle Holdings Limited, a company controlled by a trust to which Mr. Bengt Odner, a director and shareholder of the Company is the beneficiary. Ledelle has agreed to have the remaining amount of $433, 923, due under the note, to be applied to a subscription to a Debenture under the offering.

Concurrently, the Company has agreed to repay a promissory note that it had previously issued to Mr. Odner in the principal amount of $1.02 million. Mr. Odner has agreed to have the full amount of principal and accumulated interest, in the amount of $1,158,024 due under the note, applied to a subscription of a Debenture under the offering. Additionally, as previously reported, the Company's $1.5 million credit facility also provided by Mr. Odner, which the Company has drawn down the sum of $1,103,000 as of November 3, 2008, will also be satisfied by way of issuance of Debentures under the offering. With the agreement to settle all the notes previously issued by the Company, Mr. Odner is subscribing to an aggregate of $2,566,077 of Debentures under the offering.

The Company will also be repaying $150,000 in principal and interest due to a shareholder of the Company who by separate agreement with Mr. Odner and the Company agreed to provide funding to the Company under the credit facility.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

             10.1 Form of Securities Subscription Agreement between the Company and Investor.

             10.2  Form of 9% Three (3) Year Debenture issued by the Company.

             10.3  Form of Registration Rights Agreement.

             10.4  Press Release dated November 7, 2008



                                          ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

                                          Date: November 7, 2008

                                          By: /s/ David J. Johnson

                                              --------------------------------
                                              David J. Johnson Chief Executive
                                              Officer and President